Exhibit 9

Execution Version

INTERIM INVESTORS AGREEMENT

This Interim Investors Agreement (the “Agreement”) is made as of December 15, 2015 by and among Mountain Tiger International Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Parent”), Mountain Tiger Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and wholly-owned subsidiary of Parent (“Merger Sub”), the Equity Investors (as defined below) and the Rollover Investors (as defined below). Capitalized terms used herein but not defined shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof, Bona Film Group Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”), Parent and Merger Sub, executed an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent as a result of the Merger;

WHEREAS, on the date hereof, each of the parties listed on the signature pages hereto as an “Equity Investor” (collectively, the “Equity Investors”) or its/his Affiliate (as the case may be) executed a letter agreement in favor of Parent (each, an “Equity Commitment Letter” and collectively, the “Equity Commitment Letters”), pursuant to which each of the Equity Investors or its/his Affiliate (as the case may be) has agreed, subject to the terms and conditions set forth therein, to make an equity investment (each, an “Equity Commitment,” and collectively, the “Equity Commitments”) in Parent, immediately prior to the Closing in connection with the Merger;

WHEREAS, on the date hereof, each of the parties listed on the signature pages hereto as a “Rollover Investor” (collectively, the “Rollover Investors,” and together with the Equity Investors, the “Investors”) executed a support agreement in favor of Parent (the “Support Agreement”), pursuant to which, each of the Rollover Investors has agreed to, subject to the terms and conditions set forth therein and among other obligations, (i) the cancellation of the Rollover Securities (as defined in the Support Agreement) held by such Rollover Investor for no consideration in the Merger (the cash-out value of such Rollover Securities in the Merger if such Rollover Securities had not been designated as Rollover Securities and had been cashed out in accordance with the terms of the Merger Agreement, each a “Rollover Commitment”, and the aggregate Rollover Commitments and Equity Commitments, collectively the “Commitments”), (ii) subscribe for newly issued shares of Parent at par value immediately prior to the Closing in accordance with the Support Agreement, and (iii) vote in favor of authorization and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the transactions contemplated under the foregoing three paragraphs of the recitals, collectively, the “Transaction”); for the avoidance of doubt, the number of Parent Shares issuable to Rollover Investors in exchange for the cancellation of their Rollover Securities (other than Rollover Securities that are Company Options, which shall be treated in the manner provided in the Support Agreement as in effect as of the date hereof) shall be based on the same price per Parent Share as the Equity Investors;

WHEREAS, on the date hereof, each of the Guarantors executed a limited guarantee in favor of the Company with respect to certain obligations of Parent under the Merger Agreement (each a “Limited Guarantee” and collectively, the “Limited Guarantees”); and

WHEREAS, the Investors, Parent and Merger Sub wish to agree to certain terms and conditions that will govern the actions of Parent and Merger Sub and the relationship among the Investors with respect to the Merger Agreement, the Equity Commitment Letters, the Support Agreement and the Limited Guarantees, and the transactions contemplated by each.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

AGREEMENT

1	AGREEMENTS AMONG THE INVESTORS.

1.1

Actions Under the Merger Agreement. Subject to Section 1.7 hereof, the Requisite Investors (as defined below) may cause Parent to take any action or refrain from taking any action in order for Parent to comply with its obligations, satisfy its closing conditions or exercise its rights under the Merger Agreement, including, without limitation, determining that the conditions to closing specified in Sections 7.1, 7.2 and 7.3 of the Merger Agreement (the “Closing Conditions”) have been satisfied, waiving compliance with any agreement or condition in the Merger Agreement (including any Closing Condition), amending or modifying the Merger Agreement and determining to close the Merger; provided that the Requisite Investors may not cause Parent to amend the Merger Agreement in a way that has an impact on any Investor that is different from the impact on the other Investors in a manner that is materially adverse to such Investor without such Investor’s written consent. Parent shall not, and the Investors shall not permit Parent or Merger Sub to, determine that the Closing Conditions have been satisfied, waive compliance with any agreement or condition in the Merger Agreement (including any Closing Condition), amend or modify the Merger Agreement or determine to close the Merger unless such action has been approved in advance in writing by the Requisite Investors. Parent agrees not to take any action with respect to the Merger Agreement, including granting or withholding of waivers and entering into amendments, unless such actions are in accordance with this Agreement. For the purposes of this Agreement, “Requisite Investors” shall mean the Investors representing at least seventy-five percent (75%) of the aggregate Commitments, as determined without taking into account (i) any Failing Investor (as defined below) and (ii) Rollover Commitments related to Company

Share Awards. Notwithstanding any provision of this Agreement to the contrary, from and after the time an Investor becomes a Failing Investor (as defined below), the approval or consent of such Failing Investor shall not be required for any purposes under this Agreement; provided that any Failing Investor that ultimately participates in the Merger as a result of the Closing Investors (as defined below) exercising their rights to seek specific performance hereunder or the Company exercising its specific performance right under the Merger Agreement shall no longer be deemed a “Failing Investor”, and its/his approval or consent rights shall be restored as of the date such previously Failing Investor funds its/his Commitment.

1.2 Equity Financing. Subject to Section 1.7 hereof, Parent shall, at the direction of the Requisite Investors, enforce the provisions of the Equity Commitment Letters in accordance with the terms of the Merger Agreement and the Equity Commitment Letters. Each Equity Investor or its/his Affiliate shall comply with its/his obligations under its/his applicable Equity Commitment Letter. Notwithstanding anything in any Equity Commitment Letter to the contrary, prior to the Effective Time, none of the Equity Investors (or their respective Affiliates that executed the Equity Commitment Letters) shall be entitled to assign, sell-down or syndicate any part of its/his Equity Commitment to any third party without the prior written consent of the Requisite Investors. For the avoidance of doubt, each Equity Investor (or its/his Affiliate that executed the Equity Commitment Letters) may assign, sell-down or syndicate all or any part of its/his Equity Commitment to any of the Affiliates of such Equity Investor. Each Equity Investor shall, in exchange for its/his or its/his Affiliate’s Equity Commitment, receive the same class of Parent equity securities (or, if applicable, the same combination of classes in the same proportion) as each other Investor and each such Parent equity security shall be valued at the same price for each Investor.

1.3 Support Agreement. Subject to Section 1.7 hereof, Parent shall, at the direction of the Requisite Investors, enforce the provisions of the Support Agreement in accordance with the terms of the Merger Agreement and the Support Agreement. Each Rollover Investor shall comply with its/his obligations under the Support Agreement.

1.4 Management Arrangements. Subject to Section 1.7 hereof, Parent shall, at the direction of the Requisite Investors, negotiate and cause to be entered into definitive agreements with members of management of the Company with respect to the terms of management’s employment, compensation, rollover equity and equity incentives.

1.5 Shareholders Agreement. Subject to Section 1.7 hereof, Parent and each Investor agree to negotiate in good faith with respect to the terms and conditions of, and enter into substantially concurrently with the Effective Time, a shareholders agreement or other definitive agreements, which shall contain mutually agreeable terms among the Investors and Parent, including, among others, provisions to the effect that (i) a shareholder of Parent shall be permitted to freely transfer its/his equity securities of Parent to any of its/his Affiliates, and (ii) whenever a shareholder of Parent is entitled or required to subscribe for, purchase or receive (whether through transfer, distribution or otherwise) any equity securities of Parent, any of its Subsidiaries or any other Person pursuant to such shareholders agreement or other definitive agreements, such shareholder may, at its/his sole discretion, designate an Affiliate to subscribe for, purchase or receive such equity securities or transfer such equity securities to its/his Affiliate after such shareholder has subscribed for, purchased or received such securities; provided that, in each case, such Affiliate shall agree to be subject to the same terms, conditions and restrictions as applicable to the transferring or designating shareholder.

1.6 Consummation of the Transaction. In the event that the Requisite Investors determine to close the Merger in accordance with the terms of the Merger Agreement, the Requisite Investors may terminate the participation in the Transaction of any Failing Investor (as defined below); provided that such termination shall not affect the rights of the Closing Investors (as defined below) against such Failing Investor with respect to such failure to fund, which rights shall be provided in Sections 2.4 and 2.5 hereof. In the event the Failing Investor’s participation in the Transaction is terminated pursuant to this Section 1.6, the amount of the Failing Investor’s Commitment shall first be offered to the Investors (other than (i) any Failing Investor and (ii) any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to Section 1.7) in proportion of their respective Commitments to the aggregate Commitments of the Investors (other than any Failing Investor and any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to Section 1.7) at the time of such termination, and if none or not all of the Failing Investor’s Commitment is accepted by the Investors (other than any Failing Investor and any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to Section 1.7) in such proportion, then the Requisite Investors may offer the Failing Investor’s Commitment, or the applicable portion thereof, to all the Investors (other than any Failing Investor and any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to Section 1.7) and/or one or more new investors approved by the Requisite Investors.

1.7 Non-Consenting Investors. Notwithstanding anything to the contrary in this Agreement, Parent shall not, and the Requisite Investors shall not permit Parent to (i) modify or amend the Merger Agreement so as to increase or modify in a manner adverse to Parent or any Investor the amount or form of the consideration with respect to the Merger (including by waiver of a breach of the Company’s representation and warranty regarding its capitalization) or increase in any way the obligations under the Limited Guarantees or the Equity Commitment Letters, (ii) modify or waive, in a manner adverse to Parent or any Investor, any provisions relating to the Parent Termination Fee or the aggregate cap on monetary damages available to the Company or (iii) modify the structure of the transaction contemplated by the Merger Agreement (including the Merger), in each case, without the prior written consent of each Investor (the signature of an Investor on the written instrument with respect to such modification, amendment or waiver being due evidence for all purpose of such prior written consent); provided that in the event that the Requisite Investors are willing to agree to, proceed with, or take any action or enter into any agreement (or, in each such case, to permit Parent to do so) with respect to the matters described in clauses (i) through (iii) above and any one Investor declines to agree to, proceed with, or take any action with respect to such matter (a “Non-Consenting Investor”), the Requisite Investors may nevertheless proceed with such matter by first terminating such Non-Consenting Investor’s participation in the Transaction, and in such event such Non-Consenting Investor shall have no rights or liability hereunder (except as specifically provided in Section 1.9 hereof) or, if applicable, under its/his Equity Commitment Letter, its/his Limited Guarantee or the Support Agreement; and provided, further, that such Non-Consenting Investor shall have received (A) a full and unconditional release of its or his obligations (x) under this Agreement (other than the applicable provisions of Section 1.9 and Section 1.11.3 and except with respect to breaches of this Agreement by such Non-Consenting Investor occurring prior to the date of such release), and (y) if applicable, under its/his Equity Commitment Letter, its/his Limited Guarantee and the Support Agreement, from Parent, the Company, and each other Investor (as the case may be), or (B) a mutually satisfactory indemnity with respect to such Non-Consenting Investor’s liabilities under this Agreement, and, if applicable, its/his Equity Commitment Letter, its/his Limited Guarantee and the Support Agreement. In the event the Requisite Investors terminate the Non-Consenting Investor’s participation in the Transaction, the amount of the Non-Consenting Investor’s Commitment shall first be offered to the Investors (other than any Non-Consenting Investor and any Failing Investor) in proportion of their respective Equity Commitments to the aggregate Equity Commitments of the Investors (other than any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to this Section 1.7 and any Failing Investor) at the time of such termination, and if none or not all of the Non-Consenting Investor’s Commitment is accepted by the Investors (other than any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to this Section 1.7 and any Failing Investor) in such proportion, then the Requisite Investors may offer the Non-Consenting Investor’s Commitment, or portion thereof, to all of the Investors (other than any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to this Section 1.7 and any Failing Investor) and/or to one or more new investors approved by the Requisite Investors.

1.8 Company Termination Fee. Any Company Termination Fee paid by the Company or any of its Affiliates pursuant to the Merger Agreement or otherwise, after making adequate provisions for the payment or reimbursement of Consortium Costs pursuant to Section 1.9 hereof shall be promptly paid by Parent or Merger Sub to the Investors who or whose Affiliate act as Guarantors under the Limited Guarantees (other than any Investor that is a (i) Non-Consenting Investor whose participation in the transaction has been terminated pursuant to Section 1.7 hereof or (ii) a Failing Investor at the time of termination of the Merger Agreement) or their designees in proportion of their (or their Affiliates’) respective Maximum Amount (as defined in the Limited Guarantees) to the aggregate Maximum Amount of such Investors (or their Affiliates) (other than any Non-Consenting Investor whose participation in the transaction has been terminated pursuant to Section 1.7 hereof and any Failing Investor).

1.9 Expense Sharing.

1.9.1 In the event the Merger is consummated, Parent or the Surviving Company will bear all out-of-pocket expenses incurred by Parent, Merger Sub and jointly by all the Investors, including, without limitation, (i) the reasonable and documented fees, expenses and disbursements of lawyers, accountants, financial advisors, consultants and other advisors that have been retained by Parent, Merger Sub or jointly by all the Investors (including, for the avoidance of doubt, Kirkland & Ellis International LLP, Conyers Dill & Pearman, CITIC Securities Co., Ltd and any advisor of an Investor whose appointment and expenses are agreed to in writing in advance by all the Investors), and (ii) any fees related to the Merger incurred by Parent and Merger Sub (all such fees and expenses, in the aggregate, the “Consortium Costs”). For the avoidance of doubt, the Consortium Costs shall include indemnities actually paid or payable to the lawyers, accountants, consultants, financial advisors, and other advisors who have been engaged by Parent, Merger Sub or jointly by all the Investors with respect to the Merger; provided that, unless and only to the extent otherwise approved by all the Investors in advance, Consortium Costs shall not include, and each Investor shall be responsible for, any costs and expenses incurred by such individual Investor in connection with the Transaction, including without limitation, the reasonable and documented fees, expenses and disbursements of lawyers, accountants, financial advisors, consultants and other advisors that may have been separately retained by such Investor.

1.9.2 In the event of a termination of the Merger Agreement in accordance with its terms in which a Company Termination Fee is paid to Parent (or its designee), Parent shall first pay, or cause to be paid, all Consortium Costs from the Company Termination Fee and distribute, or cause to be distributed, any remaining amount of the Company Termination Fee to the Investors (other than any Failing Investors) on pro rata basis according to the amount of their Commitments.

1.9.3 In the event of a termination of the Merger Agreement in accordance with its terms in which no Company Termination Fee is paid to Parent (or its designee), each Investor (including, for the avoidance of doubt, any Failing Investor and Non-Consenting Investor) agrees that it will be responsible for its/his proportionate share (determined by reference to the amount of its/his Commitment to the aggregate of Commitments of the Investors) of the Consortium Costs, and any fees and expenses incurred by any Investor other than the Consortium Costs will be borne by such Investor; provided that if the Merger Agreement is terminated and the Merger is not consummated as a result of the breach by one or more Investors of such Investors’ respective obligations under this Agreement, or, if applicable, the Support Agreement or such Investors’ respective Equity Commitment Letters, then such breaching Investor or Investors shall (A) be responsible for (i) all the Consortium Costs, (ii) any payment obligations of Parent and Merger Sub under Section 8.2(c) of the Merger Agreement, or any guarantee of either of the foregoing pursuant to the Limited Guarantees and (iii) any other damages or losses payable to the Company; and (B) reimburse the Closing Investors for their respective fees and expenses (other than the Consortium Costs) incurred in connection with the Transaction. Notwithstanding the foregoing, no Non-Consenting Investor shall be responsible for Consortium Costs incurred after the termination of such Non-Consenting Investor’s participation in the Transaction.

1.9.4 Prior to making any payment of Consortium Costs hereunder, each Investor shall be entitled to receive and review reasonable documentation of such fees and expenses.

1.9.5 The obligations under this Section 1.9 shall exist whether or not the Merger is consummated, and shall survive the termination of the other terms of this Agreement.

1.10 Notice of Closing; Notices. Parent will use its commercially reasonable efforts to provide each Investor with at least five (5) Business Days prior notice of the Closing Date under the Merger Agreement; provided that the failure to provide such notice will not relieve an Investor of its/his obligations under this Agreement. Any notices received by Parent pursuant to Section 9.2 of the Merger Agreement shall be promptly provided to each Investor at the address set forth in such Investor’s (or its Affiliate’s) Equity Commitment Letter or the Support Agreement.

1.11 Representations and Warranties; Covenants.

1.11.1 Each party hereto represents and warrants to the other parties hereto that: (i) if such party is an entity, it is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, organization or formation, (ii) if such party is an entity, it has the requisite power and authority to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary actions and proceedings on the part of such party, (iii) this Agreement has been duly executed and delivered by such party and constitutes a valid and binding agreement of such party enforceable against it in accordance with the terms hereof, and (iv) such party’s execution, delivery and performance of this Agreement does not require a consent, waiver or approval by any Person and will not violate: (a) if such party is an entity, any provision of its organizational documents, (b) any order, writ, injunction, decree or statute, or any rule or regulation, applicable to such party or its/his assets, or (c) any of the terms of any material contract or agreement to which such party is a party or by which such party is bound, or any office such party holds.

1.11.2 Each Investor hereto represents, warrants and covenants to Parent, Merger Sub and the other Investors that: (i) none of the information supplied in writing by such Investor specifically for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading; and (ii) it has not entered into any agreement, arrangement or understanding with any other Investor, any other potential investor or group of investors or the Company with respect to the subject matter of this Agreement and the Merger Agreement, other than the agreements expressly contemplated by or disclosed under this Agreement, the Merger Agreement, the Company SEC Filings or other forms, reports or other documents filed with SEC by any Investor on or prior to the date hereof.

1.11.3 Until this Agreement is terminated pursuant to Section 2.1, no Investor shall enter into any agreement, arrangement or understanding or have discussions with any other potential investor or acquirer or group of investors or acquirers or the Company or any of its representatives with respect to the subject matter of this Agreement and the Merger Agreement or any other similar transaction involving the Company without the prior approval of the Requisite Investors; provided that this Section 1.11.3 shall continue to apply to an Investor that is a Failing Investor or that is released from this Agreement pursuant to Section 1.7 for a period of one year following such failure or release.

1.11.4 Each of Parent and Merger Sub hereby represents, warrants and covenants to each of the Investors that it has not entered, and prior to the Closing will not enter, into any agreement or arrangement of any kind with any Person that grants a Person: (i) the right to purchase a different class of security of Parent than that being purchased by the Investors in accordance with the terms of the Equity Commitment Letters and the

Support Agreement, (ii) the right to purchase the same class of security of Parent as that being purchased by the Investors in accordance with the Equity Commitment Letters and the Support Agreement, or (iii) any other right not provided for herein, except, in all cases, agreements or arrangements entered into pursuant to Section 1.5 herein, as contemplated by the Merger Agreement or the Support Agreement (which do not modify the economic arrangements set forth herein or in the Support Agreement as in effect as of the date hereof), or otherwise entered into by Parent or Merger Sub with the prior written consent of all the Investors (other than any Failing Investor and any Non-Consenting Investor whose participation in the Transaction is terminated pursuant to Section 1.7).

1.11.5 Neither Parent nor Merger Sub shall enter into any agreement with an Investor or group of Investors that has the effect of discriminating against any Investor in a manner that is materially adverse to such Investor without such Investor’s consent, except to the extent expressly permitted by the terms of this Agreement. Parent shall provide to all Investors a copy of each agreement to be entered into with less than all of the Investors prior to the execution of such agreement.

1.11.6 The Investors shall cooperate in defending any claim that the Investors are or any of them or their Affiliates is liable to make payments under the Limited Guarantees.

1.11.7 The Investors shall cooperate with each other and use (and shall cause their respective Subsidiaries and Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable on its/his respective part to help Parent obtain as promptly as practicable all consents, approvals, registrations, authorizations, waivers, Permits and Orders necessary or advisable to be obtained from any third party and/or Governmental Entity in order to consummate the Transaction (including the Merger).

1.12 PR Coordination. Subject to Section 6.10 of the Merger Agreement as it relates to Parent and Merger Sub, each party hereto will coordinate in good faith on any and all press releases and other public relations matters with respect to the Merger and the transactions contemplated hereby. Unless otherwise required by Law or the rules of any stock exchange or regulatory authority, no party hereto may issue any press release or otherwise make any public announcement or comment on the Merger and the transactions contemplated hereby without the prior consent of the Requisite Investors.

1.13 Confidentiality. Each of the parties hereto agree that, until the second anniversary of the date hereof, none of the parties hereto shall, and each party hereto shall, if applicable, cause its directors, officers, employees, advisors and other agents and representatives (all such Persons, with respect to any Person, such Person’s “Representatives”) not to, directly or indirectly, disclose to any other Person or entity (other than such party’s Representatives) any Confidential Information received from the other parties hereto, except as compelled by a court or required by Law, legal process, rule or regulation (including securities rules and regulations). For purposes hereof, “Confidential Information” means any information, whether in written, oral or other form with respect to the Company, the parties hereto and the transactions contemplated under this Agreement, the Merger Agreement and other transaction agreements referenced herein and therein, provided that Confidential Information does not include any information which at the time of disclosure or thereafter is (i) generally available to or known by the public other than as a result of a disclosure by the receiving party of such information in breach of an obligation of confidentiality or (ii) lawfully available to the recipient of such information from a source other than the disclosing party or its/his Representatives which source is not, as far as the receiving party is aware, in breach of an obligation of confidentiality.

1.14 Initial Parent Shareholders. Mr. Dong YU, as the initial (direct or indirect) shareholder of Parent, agrees to use commercially reasonable efforts to take all corporate actions reasonably necessary to cause Parent to give effect to and comply with the matters set forth in this Agreement.

2	MISCELLANEOUS.

2.1 Effectiveness. This Agreement shall become effective on the date hereof and shall terminate (except with respect to Sections 1.9, 1.10, 1.12, 1.13, and 2) upon the earlier of the Effective Time of the Merger and the termination of the Merger Agreement pursuant to Article VIII thereof; provided that any liability for failure to comply with the terms of this Agreement shall survive such termination.

2.2 Amendment. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by all Investors.

2.3 Severability. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

2.4 Remedies. The parties hereto agree that, except as provided herein, this Agreement will be enforceable by all available remedies at law or in equity (including, without limitation, specific performance). In the event that (i) Parent determines to enforce the provisions of the Equity Commitment Letters, and (ii) Parent determines to enforce the provisions of the Support Agreement, in each case, at the direction of the Requisite Investors in accordance with this Agreement, and Investors (which shall include the Requisite Investors) are prepared to (x) cause Parent and Merger Sub to consummate the Merger in accordance with this Agreement, (y) fulfill their obligations under the Support Agreement and (z) fund their Equity Commitments immediately prior to the Closing, as evidenced in writing to the other Investors (the Investors who are so prepared for each applicable action, the “Closing Investors”), but one or more Investors fails to fund its/his Equity Commitment or provides written notice that it will not fund its/his Equity Commitment, or fails to fulfill its or his obligations under the Support Agreement or provide written notice that it or he will not fulfill its or his obligations under the Support Agreement, as applicable, (each such Investor, a “Failing Investor”), the parties hereto agree that the Closing Investors shall be entitled, in their discretion, to either (a) specific performance of the terms of this Agreement, the Equity Commitment Letters and/or the Support Agreement, as applicable, together with any costs of enforcement incurred by the Closing Investors in seeking to enforce such remedy or (b) payment by such Failing Investor(s) in an amount equal to the aggregate out-of-pocket damages incurred by such Closing Investors (including amounts paid under any such Closing Investor’s Limited Guarantee). If Parent, acting at the direction of the Requisite Investors, determines to enforce the remedy described in the preceding sentence against any Failing Investor, it must do so against all Failing Investors. If there are multiple Failing Investors, each Failing Investor’s portion of the total obligations hereunder shall be the amount equal to the product of (a) the amounts due from all Failing Investors hereunder (including the value of any Rollover Commitment) multiplied by (b) a fraction of which the numerator is such Failing Investor’s Commitment, as applicable, and the denominator is the sum of all Failing Investors’ Commitments.

2.5 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, Parent, Merger Sub and each Investor covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member or manager of any Investor or of any partner, member, manager or Affiliate thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or member or manager of any Investor or of any partner, member, manager or Affiliate thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. Nothing set forth in this Agreement shall confer or give or shall be construed to confer or give to any Person other than the parties hereto (including any Person acting in a Representative capacity) any rights or remedies against any party hereto other than as expressly set forth herein.

2.6 Governing Law. This Agreement and the obligations hereunder shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 2.6. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Arbitration Rules of HKIAC, such Arbitrator shall be appointed promptly by the HKIAC. The tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

2.7 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

2.8 Other Agreements. This Agreement, together with the agreements referenced herein, constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations and statements, both written and oral, among the parties hereto or any of their Affiliates with respect to the subject matter contained herein except for such other agreements as are references herein which shall continue in full force and effect in accordance with their terms; for the avoidance of doubt, the Consortium Agreement dated June 12, 2015 by and among Dong YU, Skillgreat Limited, Fosun International Limited, Orrick Investments Limited, Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P., Sequoia Capital China Principals Fund I, L.P., Peak Reinsurance Company Limited (whose participation therein has been terminated pursuant to a termination notice dated December 1, 2015) and Fidelidade - Companhia de Seguros, S.A. (whose participation therein has been terminated pursuant to a termination notice dated December 1, 2015) shall be terminated with immediate effect and with no further force and effect from all respective upon the execution of this Agreement.

2.9 Assignment. This Agreement may not be assigned by any party hereto or by operation of law or otherwise without the prior written consent of each of the other parties, except that the Agreement may be assigned to an Affiliate of a party hereto; provided that the party making such assignment shall not be released from its/his obligations hereunder. Any attempted assignment in violation of this Section 2.9 shall be void.

2.10 No Representations or Duty. (a) Each party hereto acknowledges and agrees that no party has made or will make any representation or warranty with respect to the terms, value or any other aspect of the Transactions unless expressly specified under this Agreement, the Merger Agreement and/or, if applicable, the Support Agreement, the Equity Commitment Letters or the Limited Guarantee. Each Investor acknowledges, represents and warrants that it is not relying on any other Investor (i) for its/his due diligence concerning, or evaluation of, the Company, the Company Subsidiaries or their respective assets or businesses, (ii) for its/his decision with respect to making any investment contemplated under this Agreement, the Merger Agreement and/or, if applicable, the Support Agreement, the Equity Commitment Letters or the Limited Guarantee, or (iii) with respect to Tax and other economic considerations involved in such investment. (b) No party hereto shall have any fiduciary or other duty to any other party except as expressly set forth in this Agreement or otherwise required by applicable Laws.

2.11 Sequoia China. The parties hereto acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, (i) any Sequoia Entity outside of the Sequoia China Sector Group or (ii) any Sequoia Entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

2.12 Uranus Transfer. Each party hereto acknowledges and agrees that, Uranus Connection Limited shall be deemed a “Rollover Investor” under this Agreement with respect to its “Rollover Securities” as set out in the Support Agreement, and its signature page under which it is indicated as a “Rollover Investor” shall be released, upon and only upon the completion of the Uranus Transfer (as defined in the Support Agreement) in accordance with Section 2.5 of the Support Agreement.

2.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

PARENT:

MOUNTAIN TIGER INTERNATIONAL LIMITED

By:	/s/ Dong YU
Name:	Dong YU
Title:	Director

MERGER SUB:

MOUNTAIN TIGER LIMITED

By:	/s/ Dong YU
Name:	Dong YU
Title:	Director

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

EQUITY INVESTOR:

DONG YU

/s/ Dong YU

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

EQUITY INVESTOR:

URANUS CONNECTION LIMITED

By:	/s/ Yao SUN
Name:	Yao SUN
Title:	Chief Executive Officer

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

EQUITY INVESTOR:

SAC FINANCE COMPANY LIMITED

By:	/s/ Zhang Qiang
Name:	Zhang Qiang
Title:	Director

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

EQUITY INVESTOR:

WILLOW INVESTMENT LIMITED

By:	/s/ Huateng MA
Name:	Huateng MA
Title:	Director

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

EQUITY INVESTOR:

ALL GAIN VENTURES LIMITED

By:	/s/ Zhanshan XIE
Name:	Zhanshan XIE
Title:	Director

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ROLLOVER INVESTOR:

DONG YU

/s/ Dong YU

SKILLGREAT LIMITED

By:	/s/ Dong YU
Name:	Dong YU
Title:	Director

VANTAGE GLOBAL HOLDINGS LTD

By:	/s/ Dong YU
Name:	Dong YU
Title:	Director

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ROLLOVER INVESTOR:

SAIF PARTNERS IV L.P.
BY: SAIF IV GP, L.P., ITS GENERAL PARTNER
BY: SAIF IV GP CAPITAL LTD., ITS GENERAL PARTNER

By:	/s/ Andrew Y. Yan
Name:	Andrew Y. Yan
Title:	Authorized Signatory

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ROLLOVER INVESTOR:

SEQUOIA CAPITAL CHINA I, L.P.

By:	/s/ Kok Wai Yee
Name:	Kok Wai Yee
Title:	Authorized Signatory

SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.

By:	/s/ Kok Wai Yee
Name:	Kok Wai Yee
Title:	Authorized Signatory

SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	/s/ Kok Wai Yee
Name:	Kok Wai Yee
Title:	Authorized Signatory

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ROLLOVER INVESTOR:

FOSUN INTERNATIONAL LIMITED

By:	/s/ Jingyan Huang
Name:	Jingyan Huang
Title:	Authorized Signatory

ORRICK INVESTMENTS LIMITED

By:	/s/ Jingyan Huang
Name:	Jingyan Huang
Title:	Authorized Signatory

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ROLLOVER INVESTOR:

URANUS CONNECTION LIMITED

By:	/s/ Yao SUN
Name:	Yao SUN
Title:	Chief Executive Officer

SIGNATURE PAGE TO INTERIM INVESTORS AGREEMENT